UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

CQENS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section3(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 21, 2023, CQENS Technologies Inc. (the “Company”) was notified by its IP counsel that on February 14, 2023, the Company was issued U.S. Patent 11,576,427 by the U.S. Patent and Trademark Office for a Heat-not-Burn Device and Method. This issuance represents the sixth Heat-not-Burn related patent that the Company has been issued, three in the U.S., one in Japan, one in Singapore and one in Korea that was issued earlier this year. The new U.S. patent expands and extends the technology behind the proprietary CQENS System, a development stage device and method for the inductive heating of a variety of substrates—including, but not limited to, tobacco.

The system is designed to produce an aerosol for the effective inhalation of the substrates’ constituents. This is accomplished without combustion or the accompanying constituents of combustion. As of the date of this filing, the Company has another 27 pending US and international patents and has designed, completed, and is currently testing a series of fully functional prototypes consistent with its patents and pending patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS TECHNOLOGIES INC.

Date: February 22, 2023	By:	/s/ William P. Bartkowski
William P. Bartkowski, President